Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 5 (“Post-Effective Amendment No. 5”) of Registration Statement File No. 333-54036 of MetLife Investors Variable Annuity Account Five on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 4 to Registration Statement No. 333-54036 which is incorporated by reference under this Post-Effective Amendment No. 5.

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel MetLife Investors Insurance Company of California Newport Beach, California July 12, 2004